UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): May 29, 2014

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive,

Sandusky, Ohio 44870-5259

(419) 626-0830

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 29, 2014, Cedar Fair, L.P. (“Cedar Fair”) issued a news release announcing that it, together with its wholly owned subsidiaries Magnum Management Corporation (“Magnum”) and Canada’s Wonderland Company (“Cedar Canada”), intends to commence a private offering of $450 million aggregate principal amount of senior unsecured notes due 2024 (the “Notes”) for issuance in a private placement, not registered under the Securities Act of 1933, as amended. Additionally, Cedar Fair disclosed a class action lawsuit filed by Frank Ortegon-Ramirez in California state court against Cedar Fair, L.P. and Cedar Fair Management, Inc. for damages and injunctive relief for claims related to pay practices applicable to the check-out process for park employees when leaving work in certain California locations. The defendants filed their answer on November 21, 2013 denying the allegations in the complaint and requesting a dismissal of all claims. The class has not been certified and Cedar Fair and Cedar Fair Management, Inc. believe they have substantial procedural and substantive defenses to the asserted claims and class certification, and they intend to vigorously defend against these claims.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Cedar Fair is updating its disclosure under Item 7.01 of this Current Report on Form 8-K. This information, some of which has not previously been reported, is excerpted from a confidential preliminary offering memorandum, dated May 29, 2014, which is being disseminated in connection with the private offering of the Notes.

Item 8.01	Other Events.

On May 29, 2014, Cedar Fair issued a news release announcing that it, together with its wholly owned subsidiaries Magnum and Cedar Canada, intends to commence a private offering of the Notes for issuance in a private placement, not registered under the Securities Act of 1933, as amended. Cedar Fair intends to use the net proceeds of the offering to redeem all of its 9.125% senior unsecured notes due 2018 (the “2018 Senior Notes”), exercise its right to satisfy and discharge the indenture governing the 2018 Senior Notes and for general corporate purposes. The news release related to this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Text of news release issued by Cedar Fair on May 29, 2014, regarding the commencement of a private offering of the Notes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2014	CEDAR FAIR, L.P. By: Cedar Fair Management, Inc., General Partner

	By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibit

99.1	Text of news release issued by Cedar Fair on May 29, 2014, regarding the commencement of a private offering of the Notes.